UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 25, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Rick Barazza, x1125


                CALPINE COMPLETES NON-RECOURSE PROJECT FINANCING
                    FOR 600-MEGAWATT RIVERSIDE ENERGY CENTER

                   New Facility to Deliver Long-term Power to
              Wisconsin Power and Light and Madison Gas & Electric

     (SAN JOSE, CALIF.) Aug. 25, 2003 - Calpine Corporation [NYSE: CPN] today announced it has completed a $230 million non-recourse project financing for its 600-megawatt Riverside Energy Center. The natural gas-fueled electric generating facility is currently under construction in Beloit, Wisc. Upon completion of the project in June 2004, Calpine will sell 450 megawatts of electricity to Wisconsin Power and Light under the terms of a nine-year tolling agreement and provide 75 megawatts of capacity to Madison Gas & Electric under a nine-year power sales agreement.

     A group of banks, including Credit Lyonnais, Co-Bank, Bayerische Landesbank, HypoVereinsbank and NordLB, will finance construction of the plant at a rate of Libor plus 250 basis points. Upon commercial operation of the Riverside Energy Center, the banks will provide a three-year term-loan facility initially priced at Libor plus 275 basis points.

     "Modern, state-of-the-art electric generating facilities like the Riverside Energy Center with contracts for baseload operations provide excellent opportunities to access the project finance market," stated Bob Kelly, Calpine CFO. "We appreciate the support of these core commercial banks and look forward to working the them on future transactions. With the completion of this financing, Calpine has completed or announced nearly $2 billion towards our 2003 liquidity program."

     Calpine began construction of the facility in November 2002. Fueled by clean natural gas, the facility is designed to operate in a combined-cycle configuration, using two natural gasfired combustion turbines and a steam turbine, for maximum fuel efficiency. Calpine developed and is building the Riverside Energy Center using its Calpine-Construct approach. This is a unique construction management program whereby Calpine oversees every phase of a project's development - including the design, engineering, procurement and construction of the plant - to ensure quality and cost control, while providing maximum design flexibility.

Calpine in Wisconsin

     Calpine currently produces approximately 900 megawatts of electricity for Wisconsin utilities to help meet growing demand. All of Calpine's facilities use environmentally responsible natural gas technologies. In addition to its Riverside facility, Calpine:

     o    Leases  and  operates  the  460-megawatt   Rockgen  Energy  Center  in
          Cambridge, Wisc., which provides power to Wisconsin Power & Light Company;

     o Owns and operates the 450-megawatt Zion Energy Center in Zion, Ill., which provides power to Wisconsin Electric Power Company;

     o Recently acquired the fully permitted 500-megawatt Fox Energy Center in Kaukauna, which will be used to fulfill an existing contract with Wisconsin Public Service;

     o Has received all necessary regulatory approvals for its 520-megawatt Fond du Lac Energy Center, which a state report has found to be a cleaner and less expensive alternative than building new coal plants in Oak Creek.

About Calpine

     Calpine Corporation is a leading North American power company, dedicated to providing electric power to wholesale and industrial customers from clean, efficient natural gas-fired and geothermal power facilities. The company generates power at plants it owns or leases in 22 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and it owns approximately one trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) cost estimates are preliminary and actual costs may be higher than estimated; (vi) a competitor's development of lower cost generating gas-fired power plants; (vii) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (viii) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas; (ix) the effects on the Company's business resulting from reduced liquidity in the trading and power industry; (x) the Company's ability to access the capital markets or obtain bank financing on attractive terms; (xi) sources and uses of cash are estimates based on current expectations; actual sources may be lower and actual uses may be higher than estimated (xii) the direct or indirect effects on the Company's business of a lowering of its credit rating (or actions it may take in response to changing credit rating criteria), including, increased collateral requirements, refusal by the Company's current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in desired amounts or on favorable terms; and (xiii) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2002, and its quarterly report on Form 10-Q for the quarter ended June 30, 2003, which can be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  August 25, 2003